UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a transcript from a video made available by United States Steel Corporation to employees of its North American Flat-Rolled segment on April 9, 2024.

Transcript – Scott Buckiso “Future in 5” video April 8, 2024 Tara Carraro (00:19): Hi everyone, I'm Tara Carraro, Chief Communications Officer for U. S. Steel. As we move towards the anticipated close of the transaction with Nippon Steel Corporation, we know it's important that each of you are kept informed throughout the process. That's why I am delighted to welcome my colleague, Scott Buckiso, to talk about what the deal with Nippon will mean for North American Flat-Rolled, for us as employees, and for the future of U. S. Steel. Scott Buckiso (00:48): Great to be here, Tara. Thanks. Thanks for having me. Tara Carraro (00:52): Alright Scott, so let's get started. First question, why is the Nippon Steel transaction the best deal for U. S. Steel? Scott Buckiso (00:59): Thanks Tara. There's a few reasons why it's the best deal for U. S. Steel. Number one, when you look at our Board of Directors has a fiduciary responsibility to not only U. S. Steel, but to all of our stakeholders and shareholders. So from a value standpoint, $55 a share is a tremendous value to our shareholders. They also have to look at how quickly we can close the deal and how difficult it would be to close the deal. Tara Carraro (01:37): Great. And Scott, what will the transaction mean for our partnership with the USW? Scott Buckiso (01:42): I think it will mean a lot for all of our employees and especially our USW employees. Nippon Steel has committed to assuming all of the agreements and honor all of the commitments that are in the current labor agreement and have committed to work with the USW to make sure that as we move forward they're working together. Number two, our union members are going to continue to receive their paychecks. They're going to continue to have their premium healthcare, profit sharing will not change, and so we look at some of the concerns that we've had out there. Nippon Steel has committed to making sure that we maintain those moving forward. Pensions are currently overfunded, they are guaranteed they will not change. There will be no layoffs. Uncapped profit sharing will continue and premium healthcare will continue. I think it's very good for the USW-represented employees. Tara Carraro (02:44): So Scott will merging with Nippon Steel change how we do business? Scott Buckiso (02:49): No, it will not change the way that we do business for now until the transaction is closed. We will continue to do business the same way we do business every day. But once that transition takes place, we will be able to work with our colleagues at Nippon Steel to exchange technology, exchange innovation, exchange ideas together, and I think that's going to make us a stronger company. Tara Carraro (03:21):

Transcript – Scott Buckiso “Future in 5” video April 8, 2024 So next question Scott, what should employees be doing in anticipation of the merger? Scott Buckiso (03:26): Until the transaction is closed, it's business as usual. So our U. S. Steel employees need to continue to do what they do on a daily basis and that's be committed to everything that we can control on a daily basis. First and foremost, safety. We have to continue to make sure that all of our employees go home safe to their families and loved ones on a daily basis. We also have to have extreme focus on the environmental processes that we have out there to ensure that we are making where we live and work. The communities are safe and environmentally sound. Tara Carraro (04:05): Scott, what should we expect next in the transaction? Scott Buckiso (04:09): Well, Tara, there's a few things that we have to get through with the merger with Nippon Steel. It's subject to certain closing conditions as all deals are. First and foremost we need to get a vote with our stockholders and then while that is going on, we will be going through the normal regulatory committees to make sure that there is no antitrust or things like that ... problems with the deal. Tara Carraro (04:37): Last question, what does the deal mean specifically for our colleagues at North American Flat-Rolled? Scott Buckiso (04:43): I think it means a lot to North American Flat Roll and there's a lot of reasons for that. First, Nippon has committed to the current collective bargaining agreement. I want to make sure that that is clear. Nippon is also committed to not laying anybody off. Nippon has 11 blast furnaces, is very technologically sound on blast furnace, as are we. But we will be able to learn from what they know, their technologies, their innovations, carbon capture, decarbonization. So I think there is a lot for us to learn between the two organizations. We also may be able to have more ability to introduce capital into areas where we need capital, including that technology and that innovation. And we will also be able to use their R&D facilities along with U. S. Steel's current R&D facilities. I think Nippon Steel has about 10 times the spend that U. S. Steel does in R&D, and I think we will be able to capture and as that merger comes to fruition, be able to go back and forth on those innovations and technology that's going to make us a better company. (06:02): They did not spend or not going to spend 15 billion to not run the North American Flat Roll facilities. Tara Carraro (06:11): Great. Thank you so much, Scott. Thanks for joining me. Appreciate your information and your insights as to why this deal is indeed the best deal for U. S. Steel. Scott Buckiso (06:22): It is. Thanks, Tara.

The following materials were first posted by United States Steel Corporation to its internal company news application, X App, for employees of its North American Flat-Rolled segment on April 9, 2024.

X App Post to NAFR Team April 9, 2024 Headline: Hear from Scot Buckiso on the Nippon Steel transac�on Body copy: Watch this short video where Scott Buckiso weighs in on what the anticipated deal with Nippon Steel will m ean for USS and NAFR. Video: htps://www.youtube.com/watch?v=ipviIYD8a7M Visual:

The following materials were first displayed by United States Steel Corporation on digital screens in the company’s facilities for employees of its North American Flat-Rolled segment on April 9, 2024.

WATCH TODAY! In a new video, Scott Buckiso speaks to the upcoming deal with Nippon Steel and what it means for NAFR.

The following materials were emailed by United States Steel Corporation to employees of its North American Flat-Rolled segment on April 9, 2024.

From: Patty Kazimer, on behalf of Scott D. Buckiso Subject: Learn More About the Upcoming Deal with Nippon Steel Date: April 9, 2024 at 1:15 pm ET NAFR Team: Please watch this new video, where I speak to the upcoming deal with Nippon Steel and what it means for NAFR. As always, you can visit bestdealforamericansteel.com for more information. Regards, Scott

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on March 12, 2024. The Company commenced disseminating the definitive Proxy Statement to stockholders of the Company on or about March 12, 2024. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the definitive Proxy Statement, as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, a definitive version of which was filed with the SEC on March 12, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the definitive version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.